UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6 (E) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WHIRLPOOL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box) :

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3–99)

On March 3, 2014, Whirlpool Corporation (the “Company”) filed its proxy statement for the 2014 Annual Meeting of Stockholders, which included the following statement in the Compensation Discussion and Analysis section under the headings “Executive Summary” and “2013 Company Results”: “Sales volume increased overall, and in every region around the globe.” The following statement amends and supersedes that statement and will be included in the proxy statement which is mailed to stockholders, available to stockholders electronically via the Internet as described in the Company’s Notice Regarding the Availability of Proxy Materials, and on the Company website at whirlpoolcorp.com/annualreportandproxy: “Sales volume increased overall.” All other information in the proxy statement remains unchanged.